Investor Contact:
Dominick Ragone
Chief Financial Officer
(646) 861-7500

For Release:  March 7, 2011

Icahn Enterprises L.P. Reports Fourth Quarter Financial Results

New York, NY – Icahn Enterprises L.P. (NYSE: IEP) reported revenues of $2,488 million for the three months ended December 31, 2010 as compared to $1,863 million for the three months ended December 31, 2009.  Net income attributable to Icahn Enterprises was $82 million for the three months ended December 31, 2010, or $0.94 per LP unit, compared to a net loss of $1 million or $(0.09) per LP unit in the prior year period.

For the twelve months ended December 31, 2010, revenues were $9,119 million as compared to $8,605 million for the twelve months ended December 31, 2009.  Net income attributable to Icahn Enterprises was $199 million for the twelve months ended December 31, 2010, or $2.35 per LP unit, compared to net income of $253 million, or $3.05 per LP unit, in the prior year period.

Icahn Enterprises will pay a quarterly distribution of $0.25 per unit on its depositary units, payable in the first quarter of 2011. The distribution will be paid on March 30, 2011 to depositary unit holders of record at the close of business on March 15, 2011.

Conference Call Information

Icahn Enterprises L.P. will discuss its fourth quarter results on a conference call and Webcast on Tuesday, March 8, 2011 at 10:00 a.m. EST.  The Webcast can be viewed live on Icahn Enterprises L.P.’s website at www.icahnenterprises.com.  It will also be archived and made available at www.icahnenterprises.com under the Investor Relations section.  The toll-free dial-in number for the conference call in the United States is (800) 938-1410.  The international number is (702) 696-4768.  The access code for both is 45208786.

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Icahn Enterprises L.P. (NYSE: IEP), a master limited partnership, is a diversified holding company engaged in eight primary business segments: Investment Management, Automotive, Gaming, Railcar, Food Packaging, Metals, Real Estate and Home Fashion.

Caution Concerning Interim Results and Forward-Looking Statements

Results for any interim period are not necessarily indicative of results for any full fiscal period.  This release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, many of which are beyond our ability to control or predict. Forward-looking statements may be identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will” or words of similar meaning and include, but are not limited to, statements about the expected future business and financial performance of Icahn Enterprises L.P. and its subsidiaries. Among these risks and uncertainties are risks related to economic downturns, substantial competition and rising operating costs; risks related to our investment management activities, including the nature of the investments made by the private funds we manage, losses in the private funds and loss of key employees; risks related to our automotive activities, including exposure to adverse conditions in the automotive industry, and risks related to operations in foreign countries; risk related to our gaming operations, including reductions in discretionary spending due to a downturn in the local, regional or national economy, intense competition in the gaming industry from present and emerging internet online markets and extensive regulation; risks related to our railcar activities, including reliance upon a small number of customers that represent a large percentage of  revenues and backlog, the health of and prospects for the overall railcar industry and the cyclical nature of the railcar manufacturing business; risks related to our food packaging activities, including competition from better capitalized competitors, inability of its suppliers to timely deliver raw materials, and the failure to effectively respond to industry changes in casings technology;  risks related to our scrap metals activities, including potential environmental exposure; risks related to our real estate activities, including the extent of any tenant bankruptcies and insolvencies; risks related to our home fashion operations, including changes in the availability and price of raw materials, and changes in transportation costs and delivery times; and other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission. Past performance in our Investment Management segment is not necessarily indicative of future performance. We undertake no obligation to publicly update or review any forward-looking information, whether as a result of new information, future developments or otherwise.

APPENDIX I
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
In millions except per unit data

	Three Months Ended
	December 31
	2010	2009
	(Unaudited)

Revenues	$2,488	$1,863
Expenses	2,247	1,904
Income (loss) from continuing operations before income tax benefit	241	(41)
Income tax benefit	10	24
Income (loss) from continuing operations	251	(17)
Loss from discontinued operations	(1)	-

Net income (loss)	250	(17)

Less: net (income) loss attributable to non-controlling interests	(168)	16
Net income (loss) attributable to Icahn Enterprises	$82	$(1)

Net income (loss) attributable to Icahn Enterprises from:
Continuing operations	$83	$(1)
Discontinued operations	(1)	-
	$82	$(1)

Basic income (loss) per LP unit:
Income (loss) from continuing operations	$0.95	$(0.09)
Loss from discontinued operations	(0.01)	-
	$0.94	$(0.09)
Basic weighted average LP units outstanding	85	75

Diluted income (loss) per LP unit:
Income from continuing operations	$0.95	$(0.09)
Loss from discontinued operations	(0.01)	-
	$0.94	$(0.09)
Diluted weighted average LP units outstanding	85	75

APPENDIX II
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
In millions except per unit data

	Twelve Months Ended
	December 31
	2010	2009

Revenues	$9,119	$8,605
Expenses	8,366	7,425
Income from continuing operations before income tax (expense) benefit	753	1,180
Income tax (expense) benefit	(9)	44
Income from continuing operations	744	1,224
(Loss) income from discontinued operations	(1)	1

Net income	743	1,225

Less: net (income) attributable to non-controlling interests	(544)	(972)
Net income attributable to Icahn Enterprises	$199	$253

Net income (loss) attributable to Icahn Enterprises from:
Continuing operations	$200	$252
Discontinued operations	(1)	1
	$199	$253

Basic income (loss) per LP unit:
Income from continuing operations	$2.36	$3.04
(Loss) income from discontinued operations	(0.01)	0.01
	$2.35	$3.05
Basic weighted average LP units outstanding	83	75

Diluted income (loss) per LP unit:
Income from continuing operations	$2.35	$2.96
Income from discontinued operations	(0.01)	0.01
	$2.34	$2.97
Diluted weighted average LP units outstanding	84	79

APPENDIX III
CONSOLIDATED BALANCE SHEETS
In millions except unit amounts

	December 31,
	2010	2009
ASSETS

Cash and cash equivalents	$2,963	$2,256
Cash held at consolidated affiliated partnerships and restricted cash	2,174	3,336
Investments	7,470	5,405
Accounts receivable, net	1,285	1,139
Due from brokers	50	56
Inventories, net	1,163	1,091
Property, plant and equipment, net	3,455	2,958
Goodwill	1,129	1,083
Intangible assets, net	999	1,007
Other assets	650	555
Total Assets	$21,338	$18,886

LIABILITIES AND EQUITY
Accounts payable	$844	$628
Accrued expenses and other liabilities	2,277	1,993
Securities sold, not yet purchased, at fair value	1,219	2,035
Due to brokers	1,323	376
Post-employment benefit liability	1,272	1,413
Debt	6,509	5,186
Preferred limited partner units	-	136
Total liabilities	13,444	11,767

Equity:
Limited partners:
Depositary units: 92,400,000 authorized; issued 85,865,619 and 75,912,797 at September 30, 2010 and December 31, 2009; outstanding 84,728,419 and 74,775,597 at September 30, 2010 and December 31, 2009, respectively	3,477	2,828
General partner	(282)	18
Treasury units at cost: 1,137,200 depositary units	(12)	(12)
Equity attributable to Icahn Enterprises	3,183	2,834
Equity attributable to non-controlling interests	4,711	4,285
Total equity	7,894	7,119
Total Liabilities and Equity	$21,338	$18,886